SECURITIES AND EXCHANGE COMMISSION
             Washington, D.C. 20549


                     FORM 8-K
                  CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2009


             SCIENTIFIC INDUSTRIES, INC.
______________________________________________________
(Exact name of registrant as specified in its charter)

Delaware		000-6658          04-2217279
_______________	_____________	__________________
(State or other   (Commission       (IRS Employer No.)
jurisdiction of    File Number)
incorporation)

                     70 Orville Drive
                  Bohemia, New York 11716
_____________________________________________
   (Address of principal executive offices)


                       (631) 567-4700
__________________________________________________
Registrant's telephone number, including area code


                       Not Applicable
__________________________________________________
(Former name or former address,
if changed since last report)

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 31, 2009, Registrant entered into employment agreements with Helena R. Santos, its President, Chief Executive Officer and Treasurer, and Robert P. Nichols, its Executive Vice
President, covering the period from January 1, 2009 to December 31, 2010. The terms of the agreements are substantially the same as their respective agreements which expired on December 31, 2008, except for increases in the base salary for the 12 months ending December 31, 2009 to $130,000 from $120,000 for Ms. Santos and to $120,000 from $115,000 for Mr. Nichols. Each agreement provides for a bonus for the 12 months ended December 31, 2009 of $5,000. Their base salary for the 12 months ending December 31, 2010 is to be determined by the Board of Directors at its sole discretion, but to be not less than the base salary for the 12 months ending December 31, 2009. The bonus, if any, for the 12 month period ending December 31, 2010 is also to be determined by the Board of Directors.



ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a) and (b) not applicable

(c) Exhibits


Exhibit No.		Exhibit
___________		_______
10A-1 Copy of Employment Agreement between Registrant and Helena R. Santos dated as of July 31, 2009.

10A-2 Copy of Employment Agreement between Registrant and Robert P. Nichols dated as of July 31, 2009.



                       SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            SCIENTIFIC INDUSTRIES, INC.
                            (Registrant)


Date:	August 7, 2009
                            By: /s/ Helena R. Santos
                            ________________________
                            Helena R. Santos,
                            President and Chief Executive
                            Officer